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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (date of earliest event reported): April 28, 1999



                        United States Filter Corporation
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                           1-10728             33-0266015
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(State or Other Jurisdiction             (Commission          (IRS Employer
       of Incorporation)                  File Number)       Identification No.)


  40-004 Cook Street, Palm Desert, CA                                 92211
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(Address of Principal Executive Offices)                            (Zip Code)


                                 (760) 340-0098
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                          Registrant's Telephone Number
                               Including Area Code


                                       N/A
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           Former Name or Former Address, if Changed Since Last Report


                           Exhibit Index is on Page 4


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ITEM 1.  CHANGES OF CONTROL OF REGISTRANT

         On April 28, 1999, Eau Acquisition Corp. ("Merger Sub"), a Delaware corporation and indirect wholly-owned subsidiary of Vivendi, a societe anonyme organized under the laws of France ("Vivendi") paid for and thereby acquired approximately 95.7% of the Registrant's outstanding capital stock. This acquisition was made under the terms of an Agreement and Plan of Merger by and among Vivendi, Merger Sub and the Registrant, dated March 22, 1999, pursuant to which Merger Sub offered to purchase for cash all outstanding shares of common stock of the Registrant for $31.50 per share. The total consideration paid by Merger Sub to acquire such shares was approximately $5.5 billion. The remaining shares of outstanding common stock of the Registrant were acquired on April 29, 1999 pursuant to a short form merger of Merger Sub with and into the Registrant in compliance with Section 253 of the Delaware General Corporation Law.

         With respect to the source of funds used to acquire such shares reference is made to the section entitled "Item 4 - Source and Amount of Funds or Other Consideration" in Amendment Number One, dated April 15, 1999 to the
Schedule 14D-1 filed by Merger Sub on March 26, 1999 which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         99.1 Item 4 of Amendment Number 1 to Schedule 14D-1 of Merger Sub, dated April 15, 1999.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                        UNITED STATES FILTER CORPORATION



Date:  May 10, 1999                     By: /s/ Stephen P. Stanczak
                                            -----------------------
                                        Name:  Stephen P. Stanczak
                                        Title: Executive Vice President,
                                               General Counsel and Corporate
                                               Secretary




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                                  EXHIBIT INDEX




Exhibit     Description
-------     -----------
99.1        Item 4 of Amendment Number 1 to Schedule 14D-1 of Merger Sub, dated
            April 15, 1999.




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